FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is made effective as of September 28, 2017 (the “Amendment Date”) and made by and among WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”) and CODEXIS, INC., a Delaware corporation (“Borrower”).
WHEREAS, Bank and Borrower have entered into that certain Loan and Security Agreement, dated as of June 30, 2017 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”); and
WHEREAS, Bank and Borrower desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following definitions therein as follows:

“Permitted Indebtedness” means:
(a)    Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;
(b)    Indebtedness existing on the Closing Date and disclosed in the Perfection Certificate on the Closing Date;
(c)    Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness does not exceed $750,000 in the aggregate at any given time;
(d)    Subordinated Debt;
(e)    Unsecured Indebtedness to trade creditors incurred in the ordinary course of business;
(f)    Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(g)    intercompany Indebtedness constituting Permitted Investments;
(h)    Indebtedness under corporate credit cards used in the ordinary course of business in an aggregate amount not to exceed Four Hundred Thousand Dollars ($400,000) at any given time;
(i)    letters of credit in the ordinary course of business in connection with the leasing of real property in an aggregate amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000);

BOS 48434269v2

(j)    Indebtedness (in the aggregate outstanding amount of not greater than Five Hundred Thousand Dollars ($500,000) at any given time) consisting of the financing of insurance premiums in the ordinary course of business;
(k)    Indebtedness of Codexis Laboratories India Pte., Ltd. in connection with a bank guarantee in the aggregate amount of Indian Rupees 29,000,000 to comply with the applicable orders or requirements of the sales tax department of the Government of India;
(l)    additional unsecured Indebtedness not to exceed Two Hundred Fifty Thousand dollars ($250,000) in the aggregate at any time; and
(m)    extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (j) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower, or its Subsidiary, as the case may be.

3.	The following subsection (e) is hereby added to Section 6.3 of the Loan Agreement:

(e)    When requested by Bank, Borrower shall provide evidence to the Bank that Borrower is then current with respect to payment of the rent due for Borrower’s headquarters.

4.	The following Section 6.15 is hereby added to the Loan Agreement:

6.15    Electronic Access to Books. If Borrower is unable to comply with its obligation set forth in Section 3.3(i) above, commencing on the first Funding Date, Borrower shall provide Bank with continuous access to Borrower’s books and corporate records by providing the Person designated, and for whom an email address is provided, by the Bank with electronic access to Borrower’s books and corporate records; provided that Borrower shall not modify such access procedure or the location of such Borrower’s books and corporate records without providing prior written notice to the Bank and ensuring that the Bank has continuous access to such Borrower’s books and corporate records; provided, further, that such electronic access to Borrower’s books and corporate records shall no longer be required when Borrower’s books and corporate records are located at an office of Borrower for which Bank has an effective landlord waiver in such form and substance as are reasonably satisfactory to the Bank. For the purposes of clarification, upon Borrower’s compliance with this Section 6.15, Borrower’s failure to comply with Section 3.3(i) above shall not constitute and Event of Default under this Agreement.

5.	Limitation of Amendment.

a.
The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which the Bank or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.	To induce the Bank to enter into this Amendment, Borrower hereby represents and warrants to the Bank as follows:

2
BOS 48434269v2

a.
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.
The organizational documents of Borrower delivered to the Bank on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Bank, if any, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration by Borrower with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and by general equitable principles.

7.
Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

8.	This Amendment shall be deemed effective as of the Amendment Date upon the due execution and delivery to the Bank of this Amendment by each party hereto.

9.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

10.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Balance of Page Intentionally Left Blank]

BOS 48434269v2

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

CODEXIS, INC., A DELAWARE CORPORATION

By /s/ Gordon Sangster
Name: Gordon Sangster
Title: CFO

BANK:

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION

By /s/ Bill Wickline
Name: Bill Wickline
Title: VP, Director of Portfolio Management

BOS 48434269v2